UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 5, 2012

POWIN CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-54015	87-0455378
State or other jurisdiction incorporation	Commission File Number	IRS Employer
Identification No.

20550 SW 115th Ave. Tualatin, OR 97062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (503) 598-6659

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section3-        Securities and Trading Markets

Item 3.03        Material Modification to Rights of Security Holders

Effective September 5, 2012, the Board of Directors approved a reduction of the exercise price of the Company’s Common Stock pursuant to the Company’s Warrant Series “A”. The exercise price has been reduced to $0.45 per share for the Company’s Common Stock. The expiration date of the Warrant Series “A” remains March 31, 2013.

Section 5-       Corporate Governance and Management

Item 5.02        Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company has accepted the resignation of Ty Measom as a director of the Company effective September 5, 2012. Mr. Measom was appointed to serve on the Company’s Advisory Board.

The Company announces the appointment of George Gabriel as a director, effective as of September 5, 2012.  For the past six years, Mr. Gabriel served as the Chief Financial Officer of Oregon Resources Corp.  He also held an executive position with Electrolux AB.  Mr. Gabriel is a CPA and has held staff positions with Arthur Andersen in Portland, OR and with Moss Adams, LLP in Vancouver, WA.

Effective September 5, 2012, the Company appointed Yanli (LeeAnn) Zhao as Controller. Previously, Ms. Zhao had been Acting Controller.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWIN CORPORATION

Dated: September 6, 2012	By: /s/ Joseph Lu
Chief Executive Officer